REGISTRATION RIGHTS AGREEMENT


         REGISTRATION RIGHTS AGREEMENT made and entered into as of this 23rd day of April, 1996, by and between NAL FINANCIAL GROUP INC., a Delaware corporation (the "Company") and CONSECO, INC. ("CONSECO").

                                   BACKGROUND

         Pursuant to a Securities Purchase Agreement dated April 23, 1996 (the "Purchase Agreement"), by and among the Company and two wholly owned subsidiaries of CONSECO, the Company has issued to such CONSECO subsidiaries, in the aggregate, $10,000,000 principal amount of 9% subordinated convertible debentures (the "Debentures") and has issued to CONSECO Warrants (the "Warrants") to purchase 515,000 shares of Common Stock of the Company in connection with arranging such financing.

         In order to induce CONSECO to arrange the investment by its subsidiaries into the Company, the Company has agreed to provide CONSECO with the rights set forth in this Agreement.

         Article 1. CERTAIN DEFINITIONS.

                    In addition to the other terms defined in this Agreement, the following terms shall be defined as follows:

                    "Brokers' Transactions" has the meaning ascribed to such term pursuant to Rule 144 under the Securities Act.

                    "Business Day" means any day on which the New York Stock Exchange ("NYSE") is open for trading.

                    "Common Stock" means any outstanding shares of Common Stock of the Company, as well as any Shares issuable upon the exercise of the Warrants.

                    "Company" means NAL Financial Group Inc., a Delaware corporation.

                    "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the relevant time.

                    "Holder" means CONSECO for so long as (and to the extent that) it owns any Registrable Securities, and its successors, assigns, and direct and indirect transferees who become registered owners of Registrable Securities or securities exercisable, exchangeable or convertible into Registrable Securities.

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                    "Mandatory Registration Statement" means a Mandatory
Registration Statement of the Company pursuant to the provisions of Section 2(a) of this Agreement which covers Common Stock on an appropriate form then permitted by the SEC to be used for such registration and the sales contemplated to be made thereby under Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such Registration Statement, including pre and post-effective amendments thereto, in each case including the prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.


                    "Mandatory Registration" means a registration of Common Stock effected pursuant to Section 2(a) hereof.

                    "Outstanding" means with respect to any securities as of any date, all such securities therefore issued, except any such securities therefore canceled or held by the Company or any successor thereto whether in its treasury or not) or any affiliate of the Company or any successor thereto shall not be deemed "Outstanding" for the purpose of this Agreement.

                    "Person" means an individual, a partnership (general or limited), corporation, limited liability company, joint venture, business trust, cooperative, association or other form of business organization, whether or not regarded as a legal entity under applicable law, a trust (inter vivos or testamentary), an estate of a deceased, insane or incompetent person, a quasi-governmental entity, a government or any agency, authority, political subdivision or other instrumentality thereof, or any other entity.

                    "Registrable Security(ies)" means all or any portions of any shares of Common Stock or other equity securities of the Company that may be issued upon the exercise of the Warrants and any additional shares of Common Stock or other equity securities of the Company issued or issuable after the date hereof in respect of any such securities (or other equity securities issued in respect thereof) by way of a stock dividend or stock split, in connection with a combination, exchange, reorganization, recapitalization or reclassification of Company securities, or pursuant to a merger, division, consolidation or other similar business transaction or combination involving the Company; provided that: as to any particular Registrable Securities, such securities shall cease to constitute Registrable Securities (i) when a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of thereunder, or (ii) when and to the extent such securities are permitted to be distributed pursuant to Rule 144 (or any successor provision to such Rule) under the Securities Act or are otherwise freely transferable to the public without further registration under the Securities Act and are not subject to any limitations on the amount of sales under Rule 144 or (iii) when such securities shall have ceased to be Outstanding and, in the case of clause (ii), the Company shall, if requested by the Holder thereof, have delivered to such Holder the written opinion of independent counsel to the Company to such effect. Any time this Agreement requires the vote or consent of the Holder of a "majority" or other stated percentage of the Registrable Securities, the term Registrable Securities shall, solely for purposes of calculating such vote, be deemed to include the Registrable Securities then issuable under the Warrants and any other securities exercisable or exchangeable for, or convertible into, Registrable Securities.

                    "Registration Expenses" means all expenses incident to the Company's performance of or compliance with the registration requirements set forth in this Agreement including, without limitation, the following: (i) the fees, disbursements and expenses of the Company's counsel(s), accountants, and experts in connection with the registration under the Securities Act of Registrable Securities; (ii) all expenses in connection with the preparation, printing and filing of the registration statement, any preliminary prospectus or final prospectus, any other offering documents and amendments and supplements thereto, and the mailing and delivery of copies thereof to the underwriters and dealers, if any; (iii) the cost of printing or producing any agreement(s) among underwriters, underwriting agreement(s) and blue sky or legal investment memoranda, any selling agreements, and any other documents in connection with the offering, sale or delivery of Registrable Securities to be disposed of; (iv) any other expenses in connection with the qualification of Registrable Securities for offer and sale under state securities laws, including the fees and disbursements of counsel for the underwriters in connection with such qualification and in connection with any blue sky and legal investment surveys;
(v) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of Registrable Securities to be disposed of and any blue sky registration or filing fees, and
(vi) the fees and expenses incurred in connection with the listing of Registrable Securities on each securities exchange (or NASDAQ National Market System) on which Company securities of the same class are then listed; provided, however, that Registration Expenses with respect to any registration pursuant to this Agreement shall not include (x) expenses of any Holder's counsel, or (y) any underwriting discounts or commissions attributable to Registrable Securities, each of which shall be borne by the Holder.

                    "SEC" means the United States Securities and Exchange Commission, or such other federal agency at the time having the principal responsibility for administering the Securities Act.

                    "Securities Act" means the Securities Act or 1933, as amended, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the relevant time.

Article 2. MANDATORY REGISTRATION.


       (a) Mandatory Registration

           (i) Upon written request of the Holder which may be made commencing upon the eighteenth (18th) month following the date hereof, the Company shall file to register for resale under the Securities Act the Registrable Securities held by (or then issuable to) the Holder for sale pursuant to a Mandatory Registration. The Company will use its best efforts to have the Mandatory Registration declared effective as soon thereafter as is practicable, and to keep such Mandatory Registration (or, if applicable, a successor Mandatory Registration filed pursuant to Section 2(a)(ii) below) continuously effective for the earlier of a period of three years or until all securities included in such Mandatory Registration have ceased to be Registrable Securities (the "Lapse Date").

           (ii) If the Company is precluded by Rule 415 or any other applicable rule under the Securities Act from including all Registrable Securities in any Mandatory Registration Statement or from keeping any Mandatory Registration Statement continuously effective from the filing date thereof through the Lapse Date, the Company shall file such additional or further Mandatory Registrations, as may be required, so that, subject to the other provisions of this Agreement, all Registrable Securities requested to be included are included on a continuously effective Mandatory Registration Statement for substantially all of the period from the filing date of the first Mandatory Registration Statement through the Lapse Date.

Article 3. PIGGYBACK REGISTRATIONS.

           (a) Right to Piggyback. If at any time after January 1, 1997, the Company proposes to file a registration statement under the Securities Act (except with respect to registration statements on Forms S-4, S-8, or any other form not available for registering the Registrable Securities for sale to the public), with respect to an offering of Common Stock for its own account or for the account of another person, then the Company shall in each case give written notice of such proposed filing to the Holder of Registrable Securities at least 45 days before the anticipated filing date of the registration statement with respect thereto (the "Piggyback Registration"), and shall, subject to Section 3(b) and 3(c) below, include in such Piggyback Registration such amount of Registrable Securities as each such Holder may request within 20 days of the receipt of such notice.

           (b) Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Company, the Company shall include in such registration (i) first, the Registrable Securities requested to be included in such registration, however, only to the extent of 50% of the Registrable Securities then owned by the Holders; and (ii) second, the securities proposed to be sold by the Company.

           (c) Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company's securities other than the Holders of Registrable Securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the holders initially requesting such registration, the Company shall include in such registration (i) first, the securities requested to be included therein by the holders requesting such registration, if such holders had secured registration rights prior to the date hereof and are not officers or directors of the Company, (ii) second, the Registrable Securities requested to be included in such registration, to the extent that the number of shares to be registered will not, in the opinion of the managing underwriters, adversely affect the offering of the securities pursuant to clause (i), pro rata among the Holder of such securities on the basis of the number of shares so requested to be included therein owned by each such Holder, and (iii) third, other securities requested to be included in such registration.

Article 4. HOLDBACK AGREEMENTS.

           (a) Each Holder of Registrable Securities shall not effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the 30 days prior to and the 120-day period beginning on the effective date of any underwritten primary registration undertaken by the Company pursuant to a Registration Statement initially filed with the SEC after January 1, 1997 (except as part of such underwritten registration), unless the underwriters managing the registered public offering otherwise agree.

           (b) The Company (i) shall not effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the 30 days prior to and during the 120-day period beginning on the effective date of any underwritten Demand Registration on behalf of the Holders of Registrable Securities (except as part of such underwritten registration or pursuant to registrations on Form S-8 or S-4 or any successor form), unless the underwriters managing the registered public offering otherwise agree.

Article 5. REGISTRATION PROCEDURES.

           Whenever the Holder of Registrable Securities has requested that any Registrable Securities be registered pursuant to this Agreement, the Company shall use its best efforts to effect the registration of the resale of such Registrable Securities and pursuant thereto the Company shall as soon as practicable:

           (a) prepare and file with the Securities and Exchange Commission a registration statement with respect to the resale of such Registrable Securities and use its best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to the counsel selected by the Holder of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, which documents shall be subject to the review and consent of such counsel);

           (b) notify each Holder of Registrable Securities of the effectiveness of each registration statement filed hereunder and prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 180 days and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

           (c) furnish to the Holder such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

           (d) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any Holder reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition of the Registrable Securities owned by the sellers in such jurisdictions (provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

           (e) notify the Holder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necess ary to make the statements therein not misleading, and, at the request of any such seller, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

           (f) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed;

           (g) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

           (h) enter into such customary underwriting agreements (containing terms acceptable to the Company) as the Holder of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request; and

           (i) make available for inspection during normal business hours by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement.

Article 6. REGISTRATION EXPENSES.

           All Registration Expenses in connection with any of the registration events identified within this Agreement shall be borne by the Company. All other expenses shall be borne by the Holder.

Article 7  INDEMNIFICATION.

           (a) The Company agrees to indemnify, to the extent permitted by law, the Holder, its officers and directors and each Person who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by any untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished to the Company by such Holder for use therein or by such Holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company shall provide reasonable and customary indemnification to such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Holder.

           (b) In connection with any registration statement in which a Holder of Registrable Securities is participating, each such Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims,. damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished by such Holder; provided that the obligation to indemnify shall be individual, not joint and several, for each Holder and shall be limited to the net amount of proceeds received by such Holder from the sale of Registrable Securities pursuant to such registration statement.

           (c) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person's right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

           (d) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities. The Company also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Company's indemnification is unavailable for any reason.

Article 8 OBLIGATION OF HOLDER.

           (a) In connection with each registration hereunder, the Holder will furnish to the Company in writing such information with respect to it and the securities held by it, and the proposed distribution by it as shall be reasonably requested by the Company in order to assure compliance with federal and applicable state securities laws, as a condition precedent to including such seller's Registrable Securities in the registration statement. The Holder also shall agree to promptly notify the Company of any changes in such information included in the registration statement or prospectus as a result of which there is an untrue statement of material fact or an omission to state any material fact required or necessary to be stated therein in order to make the statements contained therein not misleading in light of the circumstances then existing.

           (b) In connection with each registration pursuant to this Agreement, the Holder will not effect sales thereof until notified by the Company of the effectiveness of the registration statement, and thereafter will suspend such sales after receipt of telegraphic or written notice from the Company to suspend sales to permit the Company to correct or update a registration statement or prospectus. At the end of any period during which the Company is obligated to keep a registration statement current, the Holder shall discontinue sales of shares pursuant to such registration statement upon receipt of notice from the Company of its intention to remove from registration the shares covered by such registration statement which remain unsold, and the Holder shall notify the Company of the number of shares registered which remain unsold immediately upon receipt of such notice from the Company.

Article 9  INFORMATION BLACKOUT.

           (a) At any time when a registration statement effected pursuant to this Agreement relating to Registrable Securities is effective, upon written notice from the Company to the Holder that the Company has determined in good faith that sale of Registrable Securities pursuant to the registration statement would require disclosure of non-public material information not otherwise required to be disclosed under applicable law (an "Information Blackout"), the Holder shall suspend sales of Registrable Securities pursuant to such registration statement until the earlier of:

               (i) ten (10) days after the Company makes such good faith determination; and

               (ii) such time as the Company notifies the Holder that such material information has been disclosed to the public or has ceased to be material or that sales pursuant to such registration statement may otherwise be resumed (the number of days from such suspension of sales by the Holder until the day when such sale may be resumed hereunder is hereinafter called a "Sales Blackout Period").

           (b) Notwithstanding the foregoing, there shall be no more than two
(2) Information Blackouts during the term of this Agreement and no Sales Blackout Period shall continue for more than ten (10) consecutive days.

Article 10 MISCELLANEOUS.

           (a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to that state's conflict of laws provisions.

           (b) Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

           (c) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the written consent of the Company and the Holder.

           (d) Notices. All communications under this Agreement shall be sufficiently given if delivered by hand or by overnight courier or mailed by registered or certified mail, postage prepaid, addressed,

                           (i)      if to the Company, to:

                                    NAL Financial Group Inc.
                                    500 Cypress Creek Road West
                                    Suite 590
                                    Ft. Lauderdale, FL  33309
                                    Attention:  President

                                    with a copy to:

                                    Stephen M. Cohen, Esquire
                                    Buchanan Ingersoll Professional Corporation
                                    2100 Two Logan Square
                                    18th & Arch Streets
                                    Philadelphia, PA  19103
or, in the case of the Holder, at such address as each such Holder shall have furnished in writing to the Company; or at such other address as any of the parties shall have furnished in writing to the other parties hereto; with a copy to:

                                    Lawrence Inlow, Esquire
                                    Conseco, Inc.
                                    11825 N. Pennsylvania Street
                                    Carmel, IN  46219

                                    Ngaire E. Cuneo, Executive Vice President
                                    11825 N. Pennsylvania Street
                                    Carmel, IN  46219

           (e) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

           (f) Entire Agreement; Survival; Termination. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

           (g) Jurisdiction. The Company and the Holder agree to submit to personal jurisdiction and to waive any objection as to venue in the federal or state courts in the County of Marion, State of Indiana. Service of process on the Company or the Holder in any action arising out of or relating to this Agreement shall be effective if mailed to such party at the address listed in paragraph 10(d) above.

           (h) Arbitration. If a dispute arises as to interpretation of this Agreement, it shall be decided finally by three arbitrators in an arbitration proceeding conforming to the Rules of the American Arbitration Association applicable to commercial arbitration. The arbitrators shall be appointed as follows: one by the Company, one by the Holder and one by the Company and the Holder. The arbitration shall take place in Carmel, Indiana. The decision of a majority of the Arbitrators shall be conclusively binding upon the parties and final, and such decision shall be enforceable as a judgment in any court of competent jurisdiction. Each party shall pay the fees and expenses of the arbitrator appointed by it, its counsel and its witnesses. The parties shall share equally in the fees and expenses of the impartial arbitrator.

         IN WITNESS WHEREOF, intending to be legally bound hereby, the parties have executed this Agreement as of the date first written above.


                                  NAL FINANCIAL GROUP INC.


                                  By:__________________________________
                                     Name:_____________________________
                                     Title:____________________________


                                  CONSECO. INC.


                                   By:___________________________________
                                      Name:______________________________
                                      Title:_____________________________




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                                NOTICE SCHEDULE:


CONSECO, Inc.